EXHIBIT 10-2


                         WPS RESOURCES CORPORATION
                          1999 STOCK OPTION PLAN


SECTION 1.     PURPOSE

               The purpose of the WPS Resources Corporation 1999 Stock Option Plan (the "Plan") is to promote the best interests of WPS Resources Corporation and its subsidiaries (together with any successor thereto, the "Company"), its shareholders and any entities of which at least 20% of the equity interest is held directly or indirectly by the Company (together "Affiliates"), by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees.

SECTION 2.     EFFECTIVE DATE

               The Plan shall become effective on February 11, 1999, provided that any grant made prior to the date on which the shareholders of the Company approve the Plan shall be contingent upon such approval. In the event shareholder approval is not obtained by June 30, 1999, the Plan and all contingent grants previously made shall be cancelled.

SECTION 3.     ADMINISTRATION

               The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of WPS Resources Corporation (the "Board"), which shall consist of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as an "outside director" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). If at any time the Committee shall not be in existence, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act ("Section 16 participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

               Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; to establish, amend, suspend, or waive rules and regulations for the administration of the Plan; appoint such agents as it shall deem appropriate for the proper administration of the Plan; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members at the meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

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SECTION 4.     ELIGIBILITY AND PARTICIPATION

               Participants in the Plan shall be selected by the Committee from among those employees of the Company and its Affiliates as the Committee may designate from time to time. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective benefits. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year.

SECTION 5.     STOCK SUBJECT TO PLAN

               5.1.  Number.  Subject to adjustment as provided in Section
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5.3, the total number of shares of Common Stock of the Company, par value of
$1.00 per share (the "Stock") which may be issued under the Plan shall not exceed 1,500,000. No participant shall be granted options for more than 400,000 shares of Stock during any five year period. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

               5.2.  Unused Stock:  Unexercised Rights.  If, after the
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effective date of the Plan, any shares of Stock covered by an option granted under the Plan are forfeited or if an option otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such option, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such option, shall again be available for the granting of additional options under the Plan to the extent determined to be appropriate by the Committee.

               5.3.  Adjustment in Capitalization.  In the event that the
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Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of options under the Plan; (b) the number and type of shares of Stock subject to outstanding options; and (c) the grant, purchase or option price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number.

SECTION 6.     TERM OF THE PLAN

               No award shall be granted under the Plan after February 10, 2004. However, unless otherwise expressly provided in the Plan or in an applicable option, any option theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the

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Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such option, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 7.     STOCK OPTIONS

               7.1.  Grant of Options.  Options may be granted to participants
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at any time and from time to time as shall be determined by the Committee.
The Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. All options granted under the Plan shall be nonqualified stock options. Such options may be granted for or without consideration as determined by the Committee in its sole discretion. If the Committee grants options in exchange for consideration, the Committee may establish, in its sole discretion, any rules with respect to the form, manner and timing of the payment of the consideration for such options, and may establish any additional rules or conditions with respect to the receipt of options in exchange for such consideration.

               7.2.  Exercise of Stock Options.  Options will be exercisable
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at purchase prices of not less than One Hundred percent (100%) of the Fair
Market Value of the Stock on the date of grant, unless otherwise determined by the Committee. Options will be exercisable as determined by the Committee and shall terminate at such time as the Committee shall determine.

               7.3.  Option Agreement.  Each option shall be evidenced by an
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option agreement that shall specify the date of grant, the option price, the duration of the option, the number of shares of Stock to which the option pertains and such other provisions as the Committee shall determine.

               7.4.  Fair Market Value.  The Fair Market Value of the Stock
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shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock; and provided further, that so long as the Stock is traded on a public market, Fair Market Value means the closing price of a share of Stock on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

               7.5.  Payment.  The Committee shall determine the methods and
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the forms for payment of the purchase price of options, including (a) by delivery of cash or other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares; or (b) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to the Company to pay the purchase price.

SECTION 8.     TRANSFERABILITY

               Each award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a participant may transfer any award to the extent allowed by, and in a manner specified by, the Committee.

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SECTION 9.     RIGHTS OF EMPLOYEES

               Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time nor confer upon any participant any right to continue in the employ of the Company or any Affiliate.

SECTION 10.    CHANGE OF CONTROL

               (a) In the event of a "Change of Control" (as defined in the WPS Resources Corporation Deferred Compensation Plan, or any successor plan thereto):
                    (1) Any nonvested portion of an option issued to a participant who is employed by the Company or an Affiliate on the date immediately preceding the Change of Control shall become immediately and fully vested;

                    (2)  Each holder of an option shall have the
               right at any time thereafter to exercise the vested option whether or not the option was theretofore exercisable, subject to the expiration of the exercise period as provided in the option agreement; and

                    (3) If, as a result of the Change of Control, the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Committee may determine that all outstanding options that are not exercised shall be replaced with comparable options by the surviving corporation.

               (b) The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 10 if it determines that the operation of this Section 10 may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

               (c) Notwithstanding any other provision of this Plan, unless otherwise determined by the Committee, if any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the participant shall be reduced such that the value of the aggregate Total Payments that the participant is entitled to receive shall be one dollar ($1.00) less than the maximum amount that the participant may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under section 280G(a) of the Code; provided that this Section 10(c) shall not apply in the case of a participant who has in effect a valid employment contract providing that the Total Payments to the participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code. The terms "excess parachute payment" and "parachute payment" shall have the meanings assigned to them in Section 280G of the Code, and such "parachute payments" shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code. Within forty (40) days following delivery of notice by the Company to the

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participant of its belief that there is a payment or benefit due the participant which will result in an excess parachute payment, the participant and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of a nationally recognized tax counsel selected by the Company's independent auditors (which may be regular outside counsel of the Company), which opinion sets forth (i) the amount of the Base Period Income; (ii) the amount and present value of the Total Payments; and
(iii) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section 10(c). As used herein, the term "Base Period Income" means an amount equal to the participant's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payments or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the participant and shall be binding upon the Company and the participant. If such opinion determines that there would be an excess parachute payment, the benefits granted hereunder or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced, cancelled or eliminated as specified by the participant in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payments. If such legal counsel so requests in connection with the opinion required by this Section 10(c), the participant and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm or recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the participant. If the provisions of Sections 280G and 4999 of the Code are repealed without succession, then this Section 10(c) shall be of no further force or effect. All references to sections of the Code shall include any successor provision thereto.

SECTION 11.    CANCELLATION OF OPTIONS

     Notwithstanding anything herein to the contrary, the Committee may, in its sole and absolute discretion, cancel any option granted hereunder, including options to which the Participant has a vested interest, if the Committee determines that such cancellation is necessary to permit a transaction, in which the Company or any Affiliate is a party, to be accounted for on a pooling-of-interests basis.

SECTION 12.    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

               12.1.  Amendments and Termination.  The Board may at any time
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amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code in order to enable the Company to comply with the provisions of Section 162(m) of the Code, or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments

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shall be reported to the Board.  Termination of the Plan shall not affect the rights of participants with respect to options previously granted to them, and all unexpired options shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions, or be cancelled pursuant to Section 11.

               12.2.  Waiver of Conditions.  The Committee may, in whole or in
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part, waive any conditions or other restrictions with respect to any option granted under the Plan.

SECTION 13.    TAXES

               The Company or any Affiliate shall be entitled to withhold the amount of any tax attributable to shares of Stock deliverable under the Plan after giving the person entitled to receive such shares of Stock notice as far in advance as practicable, including withholding from the compensation otherwise payable to the participant, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a nonqualified stock option, by (a) having the Company withhold shares of Stock otherwise issuable, (b) tendering back shares of Stock received in connection with such benefit, or (c) delivering other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction. If the Committee provides that a participant may elect the method of withholding, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the participant in cash.

SECTION 14.    MISCELLANEOUS

               14.1.  Other Provisions.  The grant of any option under the
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Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) the purchase of Stock under options in installments; (b) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines; (c) restrictions on resale or other disposition; and (d) compliance with federal or state securities laws and stock exchange or market requirements.

               14.2.  Option Agreement.  No person shall have any rights under
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any option granted under the Plan unless and until the Company and the participant to whom the award was granted shall have executed an option agreement in such form as shall have been approved by the Committee.

SECTION 15.    LEGAL CONSTRUCTION

               15.1.  Requirements of Law.  The granting of options under the
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Plan and the issuance of shares of Stock in connection with an option, shall be subject to all applicable laws,

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rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

               15.2.  Governing Law.  The Plan, and all agreements hereunder,
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shall be construed in accordance with and governed by the laws of the State of
Wisconsin.

               15.3.  Severability.  If any provision of the Plan or any
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option agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or option, or would disqualify the Plan, under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any option agreement or the option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of the Plan, any such option agreement and any such option shall remain in full force and effect.


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